UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 2, 2005

NORTHROP GRUMMAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East, Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

1.	2006 Bonus Targets

As part of its continuing oversight of the 2002 Incentive Compensation Plan (the “Plan”), on November 2, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Northrop Grumman Corporation (the “Company”) approved new bonus targets for the Named Executive Officers of the Company who were so identified in the Proxy Statement issued in connection with its 2005 Annual Meeting of Stockholders and will be eligible for bonuses for calendar year 2006. The targets reflect market competitive bonus opportunities that link to company and individual performance. The individual targets represent a percentage of base salary and will be employed starting in 2006. At the same time, the Committee directed management to recommend for its final approval, revised financial goal challenges for 2006 that focus on increased company performance in shareholder value creation, cash from operations and operating margin in order to achieve target and maximum bonus opportunities under the Plan. The 2006 target percentages will be:

RONALD D. SUGAR	Chairman, Chief Executive Officer and President	120%

W. BURKS TERRY	Corporate Vice President and General Counsel	60%

2.	Amendment of Agreement – J. Michael Hateley

On November 2, 2005, the Compensation and Management Development Committee of the Company’s Board of Directors approved amendments to the terms of the Long Term Incentive Stock Plan (“LTISP”) grants held by J. Michael Hateley, Corporate Vice President and Chief Human Resources and Administrative Officer, who is scheduled to retire from the Company on March 1, 2006. The amendments provide that Mr. Hateley’s 10,666 outstanding Restricted Performance Stock Rights subsequent to his retirement will be paid out at the conclusion of each performance period and on the same performance basis as if Mr. Hateley had continued employment rather than prorated as provided prior to the amendments. The amendments also provide that Mr. Hateley will continue to vest in 22,500 outstanding stock options as if he had continued employment, rather than in only the next traunche to vest as provided prior to the amendments, and in accordance with the terms of the LTISP, will be exercisable until the expiration of five years from the date of retirement.

3.	Accelerated Share Repurchase Agreement

On November 4, 2005, the Company entered into a $500 million accelerated share repurchase (“ASR”) agreement with Credit Suisse, New York Branch (“CSFB”). Under the ASR agreement, the Company will purchase 9,066,183 shares of its common stock at a price per share of $55.15.

Under the ASR agreement, CSFB plans to purchase an equivalent number of shares of common stock in the open market from time to time until it has acquired that number. At the end of this period, the Company may receive or be required to remit a price adjustment based upon the volume weighted average price of its common shares during the period. The purchase price adjustment can be settled, at the option of the Company, in cash or in shares of its common stock.

The foregoing description of the ASR agreement does not purport to be complete. For an understanding of the terms and provisions, reference should be made to the ASR agreement, attached as Exhibit 10.1 to this Report.

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2005, the Board of Directors of the Company approved amendments to the Bylaws to increase the advance notice requirement for a stockholder who wishes to present a proposal at an annual meeting of stockholders or to nominate a candidate for election as director at an annual or special meeting of stockholders. Registrant’s Bylaws as amended through November 2, 2005 are attached as Exhibit 3.1 to this Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.1	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 3.1	Bylaws of Northrop Grumman Corporation, as amended November 2, 2005

Exhibit 10.1	Accelerated Share Repurchase Agreement, dated November 4, 2005 between Northrop Grumman Corporation and Credit Suisse, New York Branch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ JOHN H. MULLAN
John H. Mullan
Corporate Vice President and Secretary

Date: November 7, 2005

EXHIBIT INDEX

Exhibit No.
Exhibit 3.1	Bylaws of Northrop Grumman Corporation, as amended November 2, 2005

Exhibit 10.1	Accelerated Share Repurchase Agreement, dated November 4, 2005 between Northrop Grumman Corporation and Credit Suisse, New York Branch